Exhibit 99.1
BeOne Medicines Announces Second Quarter 2025 Financial Results and Business Updates
•Second quarter total revenues increased 42% to $1.3 billion versus second quarter 2024
•Global BRUKINSA revenues increased 49% to $950 million versus second quarter 2024
•Reported diluted GAAP Earnings per American Depositary Share (ADS) of $0.84, non-GAAP diluted Earnings per ADS of $2.25
•Anticipate 20+ milestones in next 18 months across hematology and solid tumor pipeline
SAN CARLOS, Calif. – August 6, 2025 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the second quarter of 2025.
“Our strong second quarter performance reinforces our trajectory as a global oncology powerhouse and underscores our proven ability to deliver sustainable, long-term growth,” said John V. Oyler, Co-Founder, Chairman and CEO of BeOne. “We are executing with purpose and advancing our mission to deliver transformative medicines to more patients worldwide. BRUKINSA, the backbone of our hematology franchise, continues to set the standard as the best-in-class BTK inhibitor with the most approved indications and market leader in the US, a position earned from superior efficacy, favorable safety, and positive patient outcomes across its five indications. Building on this momentum, our two additional Phase 3 hematology assets, BCL2 inhibitor sonrotoclax and BTK CDAC BGB-16673, have the potential to further expand our franchise leadership with pivotal data readouts and new trial initiations anticipated in the near-term. At our recent Investor R&D Day, we outlined a bold path forward with more than 20 expected R&D milestones in the next 18 months. This includes potentially promising advances across our expansive solid tumor pipeline, where we are building future global franchises targeting a range of highly prevalent cancers.”
(Amounts in thousands of U.S. dollars and unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net product revenues	$1,302,076	$921,146	41%	$2,410,606	$1,668,064	45%
Net revenue from collaborations	$13,224	$8,020	65%	$21,973	$12,754	72%
Total revenue	$1,315,300	$929,166	42%	$2,432,579	$1,680,818	45%

GAAP income (loss) from operations	$87,885	$(107,161)	182%	$98,987	$(368,509)	127%
Adjusted income (loss) from operations*	$274,945	$48,464	467%	$414,302	$(98,877)	519%

GAAP net income (loss)	$94,320	$(120,405)	178%	$95,590	$(371,555)	126%
Adjusted net income (loss)*	$252,822	$23,294	985%	$388,959	$(122,602)	417%

GAAP basic EPS per ADS	$0.87	$(1.15)	176%	$0.89	$(3.56)	125%
Adjusted basic EPS per ADS*	$2.33	$0.22	959%	$3.61	$(1.17)	409%

GAAP diluted EPS per ADS	$0.84	$(1.15)	173%	$0.85	$(3.56)	124%
Adjusted diluted EPS per ADS*	$2.25	$0.22	923%	$3.48	$(1.17)	397%

Free Cash Flow*	$219,772	$(205,538)	207%	$207,447	$(670,688)	131%
* For an explanation of our use of non-GAAP financial measures refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
Second Quarter 2025 Financial Results
Revenue for the second quarter of 2025 was $1.3 billion, compared to $929 million in the prior-year period driven primarily by growth in BRUKINSA (zanubrutinib) product sales in the U.S. and Europe.
Product Revenue totaled $1.3 billion for the second quarter of 2025 compared to $921 million in the prior-year period. The increase in product revenue was primarily attributable to increased sales of BRUKINSA. The U.S. continued to be the Company’s largest market, with product revenue of $685 million compared to $479 million in the prior-year period. In-licensed products from Amgen and TEVIMBRA (tislelizumab) also contributed to product revenue growth.
•U.S. sales of BRUKINSA totaled $684 million in the second quarter of 2025, representing growth of 43% over the prior-year period driven primarily by robust demand growth across all indications and modest benefit due to net pricing. BRUKINSA continues to maintain its leading new patient share across the BTKi class due to its differentiated, best-in-class clinical profile. BRUKINSA sales in Europe totaled $150 million in the second quarter of 2025, representing growth of 85% compared to the prior-year period, driven by increased market share across all major European markets, including Germany, Italy, Spain, France and the UK.
•Sales of TEVIMBRA totaled $194 million in the second quarter of 2025, representing growth of 22% compared to the prior-year period.
Gross Margin as a percentage of global product sales for the second quarter of 2025 was 87.4% compared to 85.0% in the prior-year period on a GAAP basis. The gross margin percentage increased due to a proportionally higher sales mix of global BRUKINSA compared to other products in our portfolio. Gross margin also benefited from cost of sales productivity improvements for both BRUKINSA and TEVIMBRA. On an adjusted basis, which does not include depreciation and amortization, gross margin as a percentage of product sales increased to 88.1% for the second quarter of 2025, compared to 85.4% in the prior-year period.
Operating Expenses
The following table summarizes operating expenses for the second quarter of 2025:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q2 2025	Q2 2024	% Change	Q2 2025	Q2 2024	% Change
Research and development	$524,896	$454,466	15%	$444,057	$382,509	16%
Selling, general and administrative	$537,913	$443,729	21%	$441,655	$363,922	21%
Total operating expenses	$1,062,809	$898,195	18%	$885,712	$746,431	19%

Exhibit 99.1
The following table summarizes operating expenses for the first half of 2025:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q2 YTD 2025	Q2 YTD 2024	% Change	Q2 YTD 2025	Q2 YTD 2024	% Change
Research and development	$1,006,783	$915,104	10%	$865,252	$787,949	10%
Selling, general and administrative	$997,201	$871,156	14%	$837,166	$736,068	14%
Total operating expenses	$2,003,984	$1,786,260	12%	$1,702,418	$1,524,017	12%
Research and Development (R&D) Expenses increased for the second quarter of 2025 compared to the prior-year period on both a GAAP and adjusted basis primarily due to advancing preclinical programs into the clinic and early clinical programs into late stage, and offset by lower development upfront and milestone fees. Upfront fees and milestone payments related to in-process R&D for in-licensed assets totaled $0.5 million and $12 million in the second quarter of 2025 and 2024, respectively.
Selling, General and Administrative (SG&A) Expenses increased for the second quarter of 2025 compared to the prior-year period on both a GAAP and adjusted basis due to continued investment in global commercial expansion, primarily in the U.S. and Europe. SG&A expenses as a percentage of product sales were 41% for the second quarter of 2025, compared to 48% in the prior-year period.
Net Income/(Loss) and GAAP/Non-GAAP Earnings Per Share
GAAP net income for the second quarter of 2025 was $94 million, an increase of $215 million over the prior-year period loss, primarily attributable to revenue growth and improved operating leverage.
For the second quarter of 2025, basic and diluted earnings per share was $0.07 and $0.06 per share and $0.87 and $0.84 per American Depositary Share (ADS), respectively, compared to basic loss of $0.09 per share and $1.15 per ADS in the prior-year period.
Free Cash Flow for the second quarter of 2025 was $220 million, an increase of $425 million over the prior-year period.
For further details on BeOne’s Second Quarter 2025 Financial Statements, please see BeOne’s Quarterly Report on Form 10-Q for the second quarter of 2025 filed with the U.S. Securities and Exchange Commission.

Exhibit 99.1
Full Year 2025 Guidance
BeOne has updated its full year 2025 revenue guidance and maintained its expense guidance. Guidance is summarized below:

	Prior FY 2025 Guidance[1]	Current FY 2025 Guidance[1]
Total Revenue	$4.9 - $5.3B	$5.0 - $5.3B
GAAP Operating Expenses (R&D and SG&A)	$4.1 - $4.4B	$4.1 - $4.4B
GAAP Gross Margin %	Mid-80% range	Mid to high-80% range
GAAP Operating Income	Positive FY 2025	Positive FY 2025
Cash Flow	Positive FY 2025 cash flow from operations	Positive FY 2025 free cash flow
1 Does not assume any potential new, material business development activity or unusual/non-recurring items. Assumes June 30, 2025, foreign exchange rates.
BeOne’s total revenue guidance for full year 2025 of $5.0 billion to $5.3 billion includes expectations for strong revenue growth driven by BRUKINSA’s U.S. leadership position and continued global expansion in both Europe and other important rest of world markets. Gross margin percentage is expected to be in the mid- to high- 80% range due to mix and production efficiencies as compared to 2024. BeOne’s guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth in both commercial and research at a pace that continues to deliver meaningful operating leverage. Non-GAAP operating expenses, which exclude costs related to share-based compensation, depreciation and amortization expense, are expected to track with GAAP operating expenses, with reconciling items unchanged from existing practice. Operating expense guidance does not assume any potential new, material business development activity or unusual/non-recurring items.
Second Quarter Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•BRUKINSA is now approved in 75 markets globally with five new or expanded reimbursements in the quarter.
•Received U.S. Food and Drug Administration (FDA) approval and a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) recommending approval of a new film-coated tablet formulation for all approved indications.

TEVIMBRA (tislelizumab)
•TEVIMBRA is now approved in 47 markets globally with 20 new reimbursements in the quarter, including in Japan, Europe and Australia.
•Received European Commission (EC) approval in combination with gemcitabine and cisplatin for the first-line treatment of adult patients with metastatic or recurrent nasopharyngeal carcinoma.
•Received EC approval for the treatment of first-line extensive-stage small cell lung cancer.
•Received a positive CHMP opinion recommending approval of TEVIMBRA in combination with platinum-containing chemotherapy as neoadjuvant treatment and then continued as monotherapy as adjuvant treatment, for the treatment of adult patients with resectable non-small cell lung cancer (NSCLC) at high risk of recurrence.
•Received FDA approval of alternative dosing regimens of 150 Q2W and 300 Q4W for the treatment of first-line gastric cancer and second-line esophageal squamous cell carcinoma.

Exhibit 99.1
Select Clinical-Stage Programs
Hematology
•Sonrotoclax (BCL2 inhibitor):
◦Achieved acceptance of submissions in China with priority reviews for the treatment of relapsed refractory (R/R) chronic lymphocytic leukemia (CLL) and R/R mantle cell lymphoma (MCL).
◦Achieved first subject enrolled in global Phase 3 trial in combination with CD20 antibody for the treatment of R/R CLL.
•BGB-16673 (BTK CDAC):
◦Received EMA PRIority MEdicines (PRIME) designation for the treatment of patients with Waldenstrom's macroglobulinemia (WM) previously treated with a BTK inhibitor.
◦Achieved first subject enrolled for global Phase 3 BGB-16673-302 trial for the treatment of R/R CLL.
◦Achieved first subject enrolled for China Phase 3 BGB-16673-303 trial for the treatment of R/R/ CLL.
◦Initiated enrollment of potentially registration enabling Phase 2 trial for the treatment of R/R WM.
Lung Cancer
•Tarlatamab (AMG 757):
◦Achieved acceptance of BLA and priority review in China for the treatment of 3L+ small cell lung cancer (SCLC).
◦Achieved acceptance of BLA in China for the treatment of 2L SCLC.
GI Cancers
•Zanidatamab (HER2-targeting bispecific antibody): Received regulatory approval and achieved commercial launch in China for the treatment of second-line HER2-high-expression biliary tract cancer.
Inflammation & Immunology
•BGB-45035 (IRAK4 CDAC): Achieved first subject enrolled in Phase 1b trial for the treatment of atopic dermatitis and prurigo nodularis.
•BGB-16673 (BTK CDAC): Achieved first subject enrolled in Phase 1 trial for the treatment of chronic spontaneous urticaria.

Exhibit 99.1
Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•EC approval of tablet formulation.	2H 2025
	•Interim analysis of Phase 3 MANGROVE trial for the treatment of treatment-naïve MCL.	2H 2025
TEVIMBRA	•EU approval for the treatment of neoadjuvant and adjuvant early stage NSCLC.	2H 2025
	•Initiate Phase 3 trial for subcutaneous formulation.	2H 2025
Hematology	•Sonrotoclax: Data readout of Phase 2 trial and potential global accelerated approval submissions for the treatment of R/R MCL.	2H 2025
	•BGB-16673: Initiate Phase 3 head-to-head trial compared to noncovalent BTK inhibitor pirtobrutinib for the treatment of R/R CLL.	2H 2025
Breast Cancer	•BGB-43395 (CDK4 inhibitor):
	◦Initiate Phase 3 trial for the treatment of second-line hormone receptor-positive, HER2-negative metastatic breast cancer.	2026
	◦Initiate Phase 3 trial for the treatment of first-line hormone receptor-positive, HER2-negative metastatic breast cancer.	2026
Lung Cancer	•BGB-58067 (PRMT5 inhibitor) and BG-89894 (MAT2A inhibitor): Anticipate first subject enrolled in combination trial.	2H 2025
GI Cancers
•Zanidatamab (HER2-targeting bispecific antibody): Readout of primary progression-free survival data from Phase 3 trial in collaboration with Zymeworks/Jazz for the treatment of first-line HER2-positive gastroesophageal adenocarcinoma.
2H 2025
Inflammation and Immunology	•BGB-45035 (IRAK4 CDAC):
	◦Anticipate first subject enrolled in Phase 2 trials.	2H 2025
	◦Proof-of-concept data for tissue IRAK4 degradation.	2H 2025
Other Highlights
•Completed renaming to BeOne Medicines Ltd., and redomiciliation to Switzerland.
Conference Call and Webcast
The Company’s earnings conference call for the second quarter 2025 will be broadcast via webcast at 8:00 a.m. ET on Wednesday, August 6, 2025, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation and a replay of the webcast will also be available.
About BeOne
BeOne Medicines is a global oncology company domiciled in Switzerland that is discovering and developing innovative treatments that are more affordable and accessible to cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. With a growing global team of more than 11,000 colleagues spanning six continents, the Company is committed to radically improving access to medicines for far more patients who need them.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: upcoming R&D milestones to be achieved by BeOne; the timing of clinical developments and data readouts; BeOne's expectations regarding continued global expansion and investment to support growth; BeOne’s ability to bring transformative medicines to more patients worldwide; BeOne’s future revenue, operating income, cash flow, free cash flow, operating expenses and gross margin percentage; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne”. Actual results may differ materially from those

Exhibit 99.1
indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beonemed.com	media@beonemed.com

Exhibit 99.1
Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenues
Product revenue, net	$1,302,076	$921,146	$2,410,606	$1,668,064
Collaboration revenue	13,224	8,020	21,973	12,754
Total revenues	1,315,300	929,166	2,432,579	1,680,818
Cost of sales - products	164,606	138,132	329,608	263,067
Gross profit	1,150,694	791,034	2,102,971	1,417,751
Operating expenses:
Research and development	524,896	454,466	1,006,783	915,104
Selling, general and administrative	537,913	443,729	997,201	871,156
Total operating expenses	1,062,809	898,195	2,003,984	1,786,260
Income (loss) from operations	87,885	(107,161)	98,987	(368,509)
Interest income, net	3,497	13,225	9,345	29,385
Other income (expense), net	8,167	(11,984)	12,117	(10,222)
Income (loss) before income taxes	99,549	(105,920)	120,449	(349,346)
Income tax expense	5,229	14,485	24,859	22,209
Net income (loss)	$94,320	$(120,405)	95,590	(371,555)

Earnings (loss) per share
Basic	$0.07	$(0.09)	0.07	(0.27)
Diluted	$0.06	$(0.09)	0.07	(0.27)
Weighted-average shares outstanding—basic	1,408,166,754	1,361,082,567	1,399,159,898	1,358,315,145
Weighted-average shares outstanding—diluted	1,463,277,401	1,361,082,567	1,454,296,475	1,358,315,145

Earnings (loss) per American Depositary Share (“ADS”)
Basic	$0.87	$(1.15)	0.89	(3.56)
Diluted	$0.84	$(1.15)	0.85	(3.56)
Weighted-average ADSs outstanding—basic	108,320,520	104,698,659	107,627,684	104,485,780
Weighted-average ADSs outstanding—diluted	112,559,800	104,698,659	111,868,960	104,485,780

Exhibit 99.1
Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of
	June 30,	December 31,
	2025	2024
	(unaudited)	(audited)
Assets:
Cash, cash equivalents and restricted cash	$2,786,086	$2,638,747
Accounts receivable, net	770,776	676,278
Inventories	502,867	494,986
Property, plant and equipment, net	1,615,792	1,578,423
Total assets	6,298,394	5,920,910
Liabilities and equity:
Accounts payable	360,783	404,997
Accrued expenses and other payables	908,882	803,713
R&D cost share liability	119,871	165,440
Debt	954,485	1,018,013
Total liabilities	2,527,919	2,588,688
Total equity	$3,770,475	$3,332,222

Exhibit 99.1
Select Unaudited Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(unaudited)		(unaudited)
Cash, cash equivalents and restricted cash at beginning of period	$2,530,591	$2,807,436	$2,638,747	$3,185,984
Net cash provided by (used in) operating activities	263,598	(95,588)	307,680	(404,160)
Net cash used in investing activities	(66,605)	(111,032)	(188,546)	(320,863)
Net cash provided by financing activities	35,025	23,017	1,248	185,310
Net effect of foreign exchange rate changes	23,477	(5,902)	26,957	(28,340)
Net increase (decrease) in cash, cash equivalents, and restricted cash	255,495	(189,505)	147,339	(568,053)
Cash, cash equivalents and restricted cash at end of period	$2,786,086	$2,617,931	$2,786,086	$2,617,931

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Operating Expenses, Adjusted Operating Loss, Adjusted Net Income, Adjusted Earnings Per Share and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$164,606	$138,132	$329,608	$263,067
Less: Depreciation	3,321	2,684	5,934	5,029
Less: Amortization of intangibles	5,749	1,177	6,922	2,360
Less: Other	893	—	893	—
Adjusted cost of sales - products	$154,643	$134,271	$315,859	$255,678

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$524,896	$454,466	$1,006,783	$915,104
Less: Share-based compensation cost	64,392	55,406	106,159	93,451
Less: Depreciation	16,447	16,551	35,372	33,704
Adjusted research and development	$444,057	$382,509	$865,252	$787,949

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$537,913	$443,729	$997,201	$871,156
Less: Share-based compensation cost	86,161	75,288	139,845	125,957
Less: Depreciation	10,086	4,519	20,162	9,131
Less: Amortization of intangibles	11	—	28	—
Adjusted selling, general and administrative	$441,655	$363,922	$837,166	$736,068

Reconciliation of GAAP to adjusted operating expenses
GAAP operating expenses	$1,062,809	$898,195	$2,003,984	$1,786,260
Less: Share-based compensation cost	150,553	130,694	246,004	219,408
Less: Depreciation	26,533	21,070	55,534	42,835
Less: Amortization of intangibles	11	—	28	—
Adjusted operating expenses	$885,712	$746,431	$1,702,418	$1,524,017

Reconciliation of GAAP to adjusted income (loss) from operations:
GAAP income (loss) from operations	$87,885	$(107,161)	$98,987	$(368,509)
Plus: Share-based compensation cost	150,553	130,694	246,004	219,408
Plus: Depreciation	29,854	23,754	61,468	47,864
Plus: Amortization of intangibles	5,760	1,177	6,950	2,360
Plus: Other	893	—	893	—
Adjusted income (loss) from operations	$274,945	$48,464	$414,302	$(98,877)

Reconciliation of GAAP to adjusted net income (loss):
GAAP net income (loss)	$94,320	$(120,405)	$95,590	$(371,555)
Plus: Share-based compensation expenses	150,553	130,694	246,004	219,408
Plus: Depreciation	29,854	23,754	61,468	47,864
Plus: Amortization of intangibles	5,760	1,177	6,950	2,360
Plus: Other	893	—	893	—
Plus: Impairment of equity investments	3,118	—	15,494	—
Plus: Discrete tax items	(14,210)	1,513	(8,737)	2,403
Plus: Income tax effect of non-GAAP adjustments[1]	(17,466)	(13,439)	(28,703)	(23,082)
Adjusted net income (loss)	$252,822	$23,294	$388,959	$(122,602)

Exhibit 99.1

Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings (loss) per share - basic	$0.07	$(0.09)	$0.07	$(0.27)
Plus: Share-based compensation expenses	0.11	0.10	0.18	0.16
Plus: Depreciation	0.02	0.02	0.04	0.04
Plus: Amortization of intangibles	0.00	0.00	0.00	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.00	0.01	0.00
Plus: Discrete tax items	(0.01)	0.00	(0.01)	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted earnings (loss) per share - basic	$0.18	$0.02	$0.28	$(0.09)

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings (loss) per share - diluted	$0.06	$(0.09)	$0.07	$(0.27)
Plus: Share-based compensation expenses	0.10	0.09	0.17	0.16
Plus: Depreciation	0.02	0.02	0.04	0.04
Plus: Amortization of intangibles	0.00	0.00	0.00	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.00	0.01	0.00
Plus: Discrete tax items	(0.01)	0.00	(0.01)	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted earnings (loss) per share - diluted	$0.17	$0.02	$0.27	$(0.09)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - basic
GAAP earnings (loss) per ADS - basic	$0.87	$(1.15)	$0.89	$(3.56)
Plus: Share-based compensation expenses	1.39	1.25	2.29	2.10
Plus: Depreciation	0.28	0.23	0.57	0.46
Plus: Amortization of intangibles	0.05	0.01	0.06	0.02
Plus: Other	0.01	0.00	0.01	0.00
Plus: Impairment of equity investments	0.03	0.00	0.14	0.00
Plus: Discrete tax items	(0.13)	0.01	(0.08)	0.02
Plus: Income tax effect of non-GAAP adjustments[1]	(0.16)	(0.13)	(0.27)	(0.22)
Adjusted earnings (loss) per ADS - basic	$2.33	$0.22	$3.61	$(1.17)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - diluted
GAAP earnings (loss) per ADS - diluted[2]	$0.84	$(1.13)	$0.85	$(3.56)
Plus: Share-based compensation expenses	1.34	1.23	2.20	2.10
Plus: Depreciation	0.27	0.22	0.55	0.46
Plus: Amortization of intangibles	0.05	0.01	0.06	0.02
Plus: Other	0.01	0.00	0.01	0.00
Plus: Impairment of equity investments	0.03	0.00	0.14	0.00
Plus: Discrete tax items	(0.13)	0.01	(0.08)	0.02
Plus: Income tax effect of non-GAAP adjustments[1]	(0.16)	(0.13)	(0.26)	(0.22)
Adjusted earnings (loss) per ADS - diluted	$2.25	$0.22	$3.48	$(1.17)
1.Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.
2.For the second quarter of 2024, GAAP diluted loss per ADS includes $0.02 loss per ADS attributable to the dilutive ADS outstanding for purposes of this reconciliation. As the Company was in a GAAP net loss position no diluted weighted average shares outstanding were calculated for US GAAP purposes.

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$263,598	$(95,588)	$307,680	$(404,160)
Less: Purchases of property, plant and equipment	(43,826)	(109,950)	(100,233)	(266,528)
Free Cash Flow (Non-GAAP)	$219,772	$(205,538)	$207,447	$(670,688)